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Exhibit 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Provident Bankshares Corporation - Southern Financial Bancorp, Inc. 1993 Stock Option and Incentive Plan and Southern Financial Bancorp, Inc. 2003 Incentive Plan of our report dated January 16, 2002 relating to the financial statements of Provident Bankshares Corporation for the year ended December 31, 2001, which appears in the Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statements.



/s/PricewaterhouseCoopers LLP


Baltimore, Maryland
April 29, 2004